UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 30, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2009, the Compensation Committee of the Board of Directors of The DIRECTV Group, Inc. (the “Company”) approved certain changes in the compensation arrangements for certain of the Company’s named executive officers at the recommendation of the then President and Chief Executive Officer, Chase Carey.  Specifically, the Compensation Committee approved increases in 2009 base salaries effective July 1, 2009, for certain of the Company’s named executive officers.  The increased base salary amounts are as follows:

Name and Position of Executive Officer with the Company	Base Salary

Bruce Churchill President - New Enterprises and DIRECTV Latin America, LLC	$1,300,000

Patrick Doyle Executive Vice President and Chief Financial Officer	$750,000

Larry Hunter Executive Vice President, Legal and Human Resources General Counsel and Secretary	$1,000,000

Romulo Pontual Executive Vice President and Chief Technology Officer	$880,000

Proposed Employment Agreements

In addition, the Compensation Committee authorized the Company to enter into new employment agreements with each of Messrs. Churchill, Doyle, Hunter and Pontual.  The material terms of these proposed employment agreements approved by the Compensation Committee are summarized below:

Term.   The term (“Term”) of each of the proposed employment agreements shall be from July 1, 2009 through December 31, 2011.

Base Salary.   The base salaries for the executives are as set forth in the table above. Base salaries are subject to annual increase, which shall be effective as of March 1 of each calendar year during the term, generally commensurate with other senior executives of the Company with the actual salary increase for any year to be subject to the approval of the Compensation Committee if required under applicable Company policies.

Annual Cash Bonus.   Each of these executive officers shall be eligible to receive an annual performance bonus, payable in cash, with a target bonus of a specified percentage of such officer’s base salary. The actual amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee if required under applicable Company policies.  The percentages established for target bonus for 2009 shall be: 125% for Mr. Churchill; 80%, for Mr. Doyle, 100% for Mr. Hunter; and 75% for Mr. Pontual.  For each subsequent year, the executive’s target bonus shall not be less than the percentages noted above in this paragraph and shall otherwise be appropriate to the executive’s position in the Company and generally commensurate with the target bonus of other senior executives of the Company.

Restricted Stock Units.   Each of these executives shall receive, subject to the approval of the Compensation Committee if required under applicable Company policies, equity compensation, (e.g., options or restricted stock units) appropriate to the executive’s position in the Company and generally commensurate with grants to other senior executives of the Company.  The Company expects the annual equity grant to have a target grant date value at least equal to: 130% of base salary for Mr. Churchill; 150% of base salary for Mr. Doyle; 165% of base salary for Mr. Hunter; and 120% of base salary for Mr. Pontual.

Termination.   If the executive’s employment terminates due to his death or disability, such executive (or his estate or beneficiaries) shall be entitled to base salary and pro-rated annual cash bonus, based on the bonus paid for the fiscal year prior to termination, through the date of termination.  If an executive’s employment is terminated for cause (as defined in the proposed employment agreements), he shall be only entitled to base salary through the date of termination and the executive will forfeit all pending equity awards (stock options and restricted stock units).

If the executive’s employment is terminated for any other reason prior to the expiration of the Term, or if the executive terminates employment due to an Effective Termination (as defined in the proposed agreement), he shall be entitled to then current base salary and pro-rated target bonus through the date of termination, payment and vesting of equity awards as if he had remained employed through the end of the calendar year in which his employment is terminated or, if terminated in December of a year, for one additional calendar year, subject to the other terms and conditions of the applicable equity awards.  In addition, Mr. Churchill and Mr. Pontual shall be entitled to receive one and one-half (1 ½) times his then current base salary and target bonus if such termination occurs during the Term and one times his then current base salary and target bonus if his employment is terminated for the reasons set forth in this paragraph at any time after the expiration of the Term; Mr. Doyle and Mr. Hunter shall be each entitled to receive one (1) times his then current base salary and target bonus if such termination occurs during the Term.

Also, each of the executives shall be entitled to continued participation in Company-sponsored medical plans in which he was participating on the date of termination of employment, through either (a) the longer of the end of the Term or 12 months from date of termination of employment, or (b) until he receives coverage through another employer, whichever occurs first.

For purposes of the proposed employment agreements, Effective Termination shall be defined as the occurrence of any of the following without the executive’s consent:  (i) any adverse change in the executive’s reporting relationship; (ii) a reduction in the executive’s base salary or target bonus or in his aggregate total direct compensation opportunity (i.e., base salary, bonus opportunity, and equity compensation opportunity); (iii) the assignment to the executive by the Company of duties inconsistent with, or the significant reduction of the titles, powers, duties and functions associated with, the executive’s position, titles or offices; or (iv) in the case of Mr. Churchill, the relocation of his principal office to a location outside the New York City metropolitan area and in the case of each of Messrs. Doyle and Pontual, the relocation of his principal office to a location outside the Los Angeles metropolitan area.

In the event that the Company adopts a severance plan applicable to comparable executives which provides for payment or benefits which are more favorable to executives than the provisions of the proposed employment agreements, then the executive shall be entitled to the more favorable payments or benefits, subject to the terms and conditions of such plan.

Noncompetition and Confidentiality.  Each executive shall agree, during the term of their employment and, in certain cases, for one year thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, each executive shall be required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.  In addition, each executive shall agree not to compete with the Company during the term of his employment and for 12 months thereafter.  In consideration for Mr. Hunter’s and Mr. Doyle’s commitment during the 12 months after termination of employment, if their employment terminates for reasons other than cause, death or disability, either during or after the Term, the executive will be entitled to an amount equal to the sum of his base salary and target bonus at the date of termination of employment, less applicable tax withholdings, such payment to be made on the first anniversary of employment termination.

The proposed employment agreements will also include provisions intended to prevent the imposition of any accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986 as amended.

The proposed employment agreements will replace and supersede any existing agreements and understandings, including verbal agreements between each executive and the Company regarding the terms and conditions of his employment with the Company and/or its affiliates.  It is anticipated that employment agreements incorporating the terms set forth above will be executed with each of the executives and that copies of the employment agreements for each of Messrs. Churchill, Doyle, Hunter and Pontual will be attached as exhibits to the Company’s quarterly report on Form 10-Q to be filed for the quarter ended June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: July 7, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Chief Executive Officer